Form C

Cover Page

Name of issuer:

Hiero 2, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 8/23/2017

Physical address of issuer:

400 S 4th Street, Suite 500
Las Vegas NV 89101

Website of issuer:

http://www.hiero2.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [x] Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

6/1/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$9,784.00	$0.00
Cash & Cash Equivalents:	$6,284.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$8,220.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($8,436.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hiero 2, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Hayden Michael	Operations	Hiero 2 Inc	2017
Klaus Moeller	Entrepreneur	Self-Employed	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Hayden Michael	COO	2017
Klaus Moeller	President	2017
Jeanene Morgan	CFO	2017
Jeanene Morgan	Secretary	2017
Jeanene Morgan	Treasurer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
White Cross Ventures LTD	5975000.0 Common	59.75

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *We may have difficulty in judging consumer taste preferences, which could result in reduced sales, excess content and lower margins. Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner.*
>
> *The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.*
>
> *We compete for the discretionary income of consumers and are susceptible to changes in the overall economy of the United States and other markets where our products are sold.*
>
> *Our industry is highly competitive and competitive conditions may adversely affect our revenues and overall profitability.*

We rely on contracts with celebrities with large social media followings to create content and it may be difficult to find celebrities who are willing to engage with us. It is also an important part of our marketing plans for the celebrities to post to their followers endorsing their content. If we are unable to contract celebrities or if they do not endorse the content it would negatively impact our financial condition and results of operations.

Our failure to successfully market and advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our content is served primarily through third party platforms such as Apple and Google. If there is a change to their acceptance and serving of our content, or if their commission fees increase, it could have a negative impact on our ability to sell our products.

Our financial results fluctuate from quarter to quarter, and sales are impacted by season.

The Company is subject to various laws and government regulations, violation of which could subject it to sanctions. In addition, changes in such laws and regulations may lead to increased costs, changes in our effective tax rate or the interruption of normal business operations that would negatively impact our financial condition and results of operations.

Jeanene Morgan is part-time and this could have a negative impact on our ability to execute our business plan.

We will rely on intellectual property rights in order to operate our business. The IP is being developed by Fictive Kin for our company but will only pass into our ownership once it is fully completed and the APP is ready to launch.
Our intellectual property rights, including registered trademarks, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons. Any failure by the Company to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with vendors, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still

evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our products and technology, we rely on a combination of copyright and trademark laws, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened. Effectively policing the unauthorized use of our products and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our products, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others' proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions. *Like others in our industry, we continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our products and misappropriate or compromise confidential information of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software, hardware and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.*

We are not affiliated with Mars (M&M), Titleist, Microsoft (X BOX), Monster, etc., these branding emojis have not been approved by these companies but represent only design drafts made by our designers to show how potential branding campaigns/designs could work.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: $50,000 salaries. $20,000 General, Administrative and Intermediary fee expenses. $30,000 Design expenses

If we raise: **$500,000**

Use of Proceeds: $150,000 salaries. $30,000 General, Administrative and Intermediary fee expenses. $100,000 consulting expenses/building new Apps. $50,000 design expenses. $100,000 marketing expenses. $70,000 reserve funds

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $2,000,000 and no option for a discount rate.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company. Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock,** based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

i. if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

ii. if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

iii. regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	50,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	1000000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

N/A

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$8,220 accounts payable. These are miscellaneous expenses relating to the design of emojis for the Renato Sanches and Los Angeles Emoji Apps. There is not a specific repayment agreement but they will be paid upon presentation from revenue cash available.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Regulation D, Rule 506(c)	Common stock	$10,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Hayden Michael
Amount Invested	$1,000.00
Transaction type	Priced round
Issue date	08/23/17
Relationship	Officer and Director

Name	White Cross LTD
Amount Invested	$5,975.00
Transaction type	Priced round
Issue date	08/23/17
Relationship	Klaus Moeller is director of both

Name	Morgan Consulting, Inc.
Amount Invested	$500.00
Transaction type	Priced round
Issue date	08/23/17
Relationship	Founded by Jeanene Morgan

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Hiero 2 was incorporated in August 2017 for the the purpose of creating our proprietary tech platform on which we can build an unlimited number of emoji keyboard apps of cities, celebrities, athletes and fans. These apps allow our clients to engage with their fans throughout the year and to offer them products, services and tickets. The apps can also be used by third party companies to create viral, digital campaigns to a highly targeted audience. Furthermore we will mine valuable data for both ourselves and our clients and we can help clients grow their brands by producing emoji centric merchandize and other products for their fans.

We are currently building three APPs. The first APP is for one of the top young soccer players in Europe, Renato Sanches who currently plays for Swansea in the Premier League in England. The second APP is for the actress Ashley Madekwe (Salem, Revenge). Our third App will be the Los Angeles Emoji APP for the +10million residents and nearly 50million annual visitors. It will enable them to communicate with their friends by sending over 100 fun, Los Angeles emojis via text messages and emails. The Hollywood Chamber of Commerce has agreed to let us use the official HOLLYWOOD sign/brand both as Emojis within the APP and in the official APP icon that will be displayed on users phone screen.

We plan to launch all three APPs in the first quarter of 2018 and will continue to develop and build new versions of our platform. We have the ability to use our platform for an unlimited number of clients and plan to launch at least 10 Apps during 2018.

We will generate revenue from selling emoji packs through platforms such a Google and Apple. We also plan to create revenue by selling emoji centric merchandize and through commissions earned through creating third party digital campaigns and selling data to interested parties. We also plan to offer brands the ability to include branded emojis and coupon emojis that we can place directly onto our users keyboards. Finally we plan to develop product lines for some of our clients that we can then market directly to their fans.

Our proprietary platform has been developed for us by one of our shareholders. This platform is infinitely scaleable and can be duplicated for unlimited licensers and customers.

Milestones

Hiero 2, Inc. was incorporated in the State of Nevada in August 2017.

Since then:

- Our team have built and launched the NASCAR Emoji Garage, which has almost 90k followers on Facebook.
- More than 20 years of contacts in both Hollywood and the sports world will enable us to sign up a sizable celebrity roster.
- Shareholders include tennis legends Andy Roddick and Mark Philippoussis.
- We've signed a major European soccer star for our first app, set to launch in early 2018.
- Our proprietary back-end content management system allows us to switch out and add emojis in real time.

Historical Results of Operations

Our company was organized in August 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended October 31, 2017, the Company had revenues of $0
- *Assets.* As of October 31, 2017, the Company had total assets of $9,784, including $6,284 in cash.
- *Net Loss.* The Company has had net losses of $8,436 for 2017.
- *Liabilities.* The Company's liabilities totaled $8,220 for 2017.

We have had no revenue to date as we started artwork development in August 2017 and are in discussions with intellectual property holders. Our emoji's will be more than generic 'smilies' but feature cities, celebrities and athletes with large fan bases and social media followers.

The Company's business is subject to the effects of seasonality, causing revenues to fluctuate with consumer purchasing behavior, competition, and the timing of holiday and sporting periods. We depend on followers of licensors and their desire to engage with their fans to promote the emoji's created for their brand. The lack of participation by licensors could negatively impact our business.

The 2017 economic outlook remains unclear, however, we anticipate strong sales through our actions to sign agreements with intellectual property holders with extremely large fan bases.

Costs. Selling, General and Administrative (SG&A) expenses consist primarily of expenses associated with incorporation expenses, audit costs, salaries and application development related to start the business.

General and administrative costs for the period ending October 31, 2017 include $3,911 for Salaries and taxes, $2,500 for professional services and $2,025 for other expenses. Expenditures for SG&A are not generally seasonal and require consistent cash outflows.

Professional services include the costs for auditors to review our financial results.

Interest Expense. We have not incurred interest expense to date.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $10,000 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 10 months before we need to raise further capital.

Our cash flow is seasonal depending on tourist and sporting seasons. Cash used by operations increased $3,716 due to expenses relating to the startup costs. No cash used by investing activities. Cash provided by financing activities include $10,000 cash paid in exchange for 10,000,000 shares of common stock.

Management believes that cash generated by operations once the application is launched together with funds from investment made by the Founders, along with the WeFunder campaign, will be sufficient to fund planned operations for the next twelve months. However, there can be no assurance that operations and operating cash flows will improve in the near future to the level anticipated. If the Company is unable to obtain profitable operations and positive operating cash flows sufficient to meet operating expenses, it may need to seek additional funding through loans or be forced to significantly reduce or terminate operations.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hiero 2, Inc. cash in hand is $8,284, as of November 2017. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $2,800/month, for an average burn rate of $2,800 per month. Our intent is to be profitable in 12 months.

If we are unsuccessful in our Wefunder campaign then our expenses will remain around $6,000 per month for the next 3-6 months with some additional marketing and design expenses. We will continue to self fund these expenses for however long is needed until the company is cash flow positive. However, if our fundraise is successful then we will increase our salaried employees by hiring a designer and will continue with our marketing campaign as laid out in our Use of Funds.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.hiero2.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Hayden Michael
Jeanene Morgan
Klaus Moeller

Appendix E: Supporting Documents

FOLLOW US FOR UPDATES SHARE TWEET


HOLLYWOOD
LAmojis
AT&T 9:18 PM 76%
Messages
Details
HOLLYWOOD
OMG that is beyond cool. Where did you get that ?

$0 raised of $100K goal

$250 min by Wefunder Portal LLC

INVEST

INVEST IN HIERO 2

The new generation of emoji keyboard apps for cities, celebrities, and athletes

> *At Hiero 2, we're creating digital platforms for athletes, brands, cities, and celebrities to engage with their fans in a highly personal manner. Our platforms allow people and brands with large social followings to market services and products to their fans in a fun, viral, and highly-targeted way in real time. We strongly believe that these types of apps are the future of digital marketing.*



Klaus Moeller
FOUNDER, HIERO 2

Future Equity (SAFE)

$2.5M valuation cap

A SAFE gives you the right to future shares in Hiero 2. If you invest, you're betting the company will be worth more than $2.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $2M Valuation Cap

Investors who fund up to the first $100K of this fundraise will invest at a $2M Valuation Cap.

INVESTOR PERKS

$500+	We will create your very own emoji with up to two revisions. You will own the intellectual property rights to use as you please. You will also receive a fine art print of your emoji. A $500 value!
$5,000+	Lunch or dinner in Los Angeles with the founders. Discuss our business or your own ideas for a new emoji App. We are always looking for fun ideas and offer various ways to partner with us. Plus your own custom emoji and fine art print!

OUR AMBITION

We want to become the premier company developing and operating emoji-centric keyboard apps for cities, celebrities, brands, and athletes. We have a proven concept and extensive contacts in the entertainment and sports industries that we can leverage. More than 90% of smartphone owners use emojis on a daily basis; they have become the new world wide sign language. Our apps allow our strategic clients to stay engaged with with their fans and to sell them both services and products.

KEY FACTS

- Our team built and launched the NASCAR Emoji Garage, which has over 80k followers on Facebook.
- More than 20 years of contacts in both Hollywood and the sports world should enable us to sign up a sizable celebrity roster.
- Shareholders include tennis legends Andy Roddick and Mark Philippoussis.
- We have signed a major European soccer star for our first athlete app to launch in early 2018.
- Our proprietary back-end content management system allows us to switch out and add emojis in real time and is infinitely scalable.
- We will launch the Los Angeles City app incorporating the famous HOLLYWOOD logo through our agreement with the Hollywood Chamber of Commerce.
- We are already talking with a company in Portugal interested in launching the app next year in Lisbon.
- Advertising on the app is risk-free. We can work on a commission basis so it will become the perfect platform for advertisers to sell goods and services in a fun, digital, and viral way in real-time to a highly targeted audience.

DOCUMENTS

Hiero_2_Pitch_Deck.pdf

https://hiero2.com

Why I Like Hiero 2

I have been involved in several of Klaus' deals and co-founded two companies with him, one of which now owns one of the largest archives of Celebrity and Pop Culture images in the world. I have seen him found and grow the Baby Genius Brand and we built a large celebrity centric jewelry company together that became a major provider to the Home Shopping Network. I strongly believe that this will turn out to be an excellent investment, especially as the company is offering equity, which will encompass any and all future apps. I am going to invest myself!

Sean Goodchild

INVESTED THIS ROUND

Brand Monetization Tools Out-of-the-Box

Countless cities, celebrities, corporations, and athletes have millions of social media followers with no clear way to monetize that devotion. Hiero provides a full service for those accounts, from building powerful emoji keyboard apps to viral, digital marketing campaigns, data mining, and selling services and product to these fan bases in a fun, highly targeted manner.

Our first customers:



Renato Sanches

We are currently developing an emoji keyboard app for Renato Sanches, one of Europe's top young soccer players who currently plays at Swansea City in England's Premier League. Renato Sanchez currently has 1.7 million followers on Instagram and more than 73,000 on Twitter. The app is set to launch in Q1 '18 and will hopefully be the first of many sport star apps.


GoSSipS
top 50
Last chance
In love
Celebritys
Fashion
Secrets
chance
Stars
without
Makeup

CHIC mojis

CHIC mojis is a fashion-centric emoji keyboard app for actress Ashley Madekwe and designer Jen Woodward that will appeal to young, fashion-centric audiences in the US and overseas. We believe this app will become a great marketing tool for fashion, makeup, and other brands wanting to reach this demographic.


HOLLYWOOD
LAmojis

City of Los Angeles

The first of many city apps we plan to develop, the "Official LA Emoji App" will allow LA's 15 million residents and nearly 50 million annual visitors to send fun, LA centric emojis through messages and emails. It will be an incredible marketing tool for companies wanting to reach this target market. Our agreement with the Hollywood Chamber of Commerce allows us to use the famous HOLLYWOOD sign in our app Icon!

First Product: Next Generation Emoji Keyboards

The Hiero team built the highly successful NASCAR Emoji Garage app in 2016 and noticed a substantial market for such apps to help influencers monetize their following. We are now using our experience with the NASCAR app as a model to launch not only emoji keyboards, but complete, customized brand marketing tools for anyone with a substantial social media following.


HOLLYWOOD
EMOJIS

Clients with Influence

We plan to work with clients who have substantial social media followings or large social presence in order to leverage their influence, reach, and most importantly, fanbase. Through leveraging their influence, we should be able to cut down user acquisition costs to extremely low levels.

Free Downloads

We estimate that between 1% and 5% of fans will download the free app of their influencer. Additional incentives for downloading can include a chance to meet and greet a celebrity, having their own emoji featured on the celebrity's keyboard, or coupons and discounts for in-app merchandise.

Average $6 Per User

Between in-app purchases, merchandising, and third party campaigns, we will generate an estimated $6 per user. We'll likely have a revenue share agreement with our celebrity partners, and with city apps, Hiero will retain full revenue. At about $3 in estimated net income per user, the company would earn $300,000 in annual revenue per 100,000 app users.

$6 Estimated average of revenue per user.	**100%** Gross margin on sales of digital assets like emoji packs.	**~$0** Customer acquisition costs for celebrity apps.

Merchandising would include sales of jewelry, emoji-centric T-Shirts, and other merchandise. At $3 in annual revenue per user, each user should be valued at about $30 (assuming a valuation of 10x annual earnings). We'll keep overhead to a minimum. There is virtually zero customer acquisition costs, as we use our celebrity partners' social media sites like Facebook and Instagram to market the apps to their followers. This is vastly different from most apps that have substantial user acquisition costs. Our designers are outsourced and the underlying emoji keyboard platform has already been completed. Our proprietary platform is **infinitely scalable**.

Our Progress So Far


NASCAR
EMOJI GARAGE

2016

NASCAR App Launch

Team launches Official NASCAR EMOJI APP, the NASCAR EMOJI GARAGE.

2017

80,000 fans

Team signs up over 80,000 fans to the NASCAR EMOJI GARAGE Facebook page.

August 2017

Hiero 2 is Formed

Team forms Hiero 2, Inc. in Nevada to develop a new emoji Keyboard App Platform that is more consumer friendly and also easier to manage through the ability to make immediate real-time updates or changes when requested. Hiero 2, Inc. has the same development and design teams that built the NASCAR EMOJI GARAGE APP.

September 2017

Contract with Renato Sanches

Hiero 2, Inc. signs agreement to develop emoji keyboard app for Renato Sanches, one of Europe's top young soccer players playing for Swansea in England's Premier Livision. The app is set to launch in Q1 2018 and will hopefully be the first of many sport star apps

October 2017

Official LA Emoji App

The "Official LA Emoji App" is the first of many city apps we plan to develop. It will allow LA's 15 million residents and nearly 50 million annual visitors to send fun, LA centric emojis through messages and emails. It will be an incredible marketing tool for companies wanting to reach this target market. Our agreement with the Hollywood Chamber of Commerce allows us to use the famous HOLLYWOOD sign in our app Icon! Launch date is expected in Q1 2018.

November 2017

Negotiations for More

Hiero 2 Inc. has entered negotiations for several additional celebrity and sport centric apps.

Q1 2018

First Celebrity Emoji APP - ChicMoji

Hiero 2, Inc. is launching ChicMoji in Q1 2018 as the companies first celebrity emoji app.

February 2018



Launch Renato Sanches App

March 2018


HOLLYWOOD
LAmojis

Launch Los Angeles Emoji App

May 2018

Launch Merchandise Store

Launch emoji centric online merchandise store.

June 2018

Launch First Branding Campaign

Launch first viral, digital emoji-centric branding campaign.

Let's Emoji Together

Hiero 2 was incorporated in August 2017 for the the purpose of creating our proprietary tech platform on which we can build an unlimited number of emoji keyboard apps of cities, celebrities, athletes, and fans. These apps allow our clients to engage with their fans throughout the year and to offer them products, services, and tickets. The apps can also be used by third party companies to create viral, digital campaigns to a highly targeted audience. Furthermore, we'll mine valuable data for both ourselves and our clients and we can help clients grow their brands by producing emoji centric merchandise and other products for their fans.

Our team successfully built the NASCAR Emoji Garage and we are using the knowledge gained to build a superior platform which we can use as a white label for any celebrity, athlete, brand, or entertainment property. These keyboard apps allow our partners and their key sponsors to engage with their fans in a highly personal manner, 365 days a year. The engagement of fans on the NASCAR Emoji Garage website and social networks have proven how much fans want to be connected to their favorite celebrities.

We plan to launch all three apps in the first quarter of 2018 and will continue to develop and build new versions of our platform. We have the ability to use our platform for an unlimited number of clients and plan to launch at least 10 apps during 2018.

We will generate revenue from selling emoji packs through platforms such a Google and Apple. We also plan to create revenue by selling emoji centric merchandize and through commissions earned through creating third party digital campaigns and selling data to interested parties. We also plan to offer brands the ability to include branded emojis and coupon emojis that we can place directly onto our users keyboards. Finally, we plan to develop product lines for some of our clients that we can then market directly to their fans.

Our proprietary platform has been developed for us by one of our shareholders. This platform is infinitely scaleable and can be duplicated for unlimited licensers and customers.

With best regards,



Klaus Moeller

*Hiero is not affiliated with any of the branded Emojis on our platform. Any emoji designs listed represent only drafts made by our designers to show how potential branding campaigns/designs could work.

Meet the Founders



Klaus Moeller

Founder

Co-founder of Genius Brands International, Capital Art, Inc, and Boardwalk Hospitality Inc.



Hayden Michael

Chief Operations Officer

Co-founded Stan Lee's Los Angeles Comic Con. Specialties: Project Management and Development.



Jeanene Morgan

Chief Financial Officer

BS Accounting, MBA International Management. Formerly CFO Genius Brands Int'l and Capital Art.



Cameron Koczon

Chief Technology Officer

Princeton and Stanford alum. Partner at engineering and design studio Fictive Kin.

Interview

Wefunder interviewed Klaus Moeller on October 19, 2017.

– COLLAPSE ALL

WF: What is Hiero 2?

MOELLER: Hiero 2 is a tech company building the next generation of emoji apps, where we're using emojis not just to communicate, but also as marketing and advertising tools for third-party brands. We're using them for celebrities and sports stars to stay engaged with their fans, to sell tickets, and to sell merchandise. Essentially, it's a new way for fans to stay in touch with all their favorite brands and celebrities. We are also building the Los Angeles Emoji App which we later hope to replicate for all major cities.

WF: What sets Hiero 2 apart from other emoji keyboards?

MOELLER: There's the famous celebrity emoji keyboard that's made millions of dollars. There's another successful celebrity board out there too, but those are basically apps where fans can send fun emojis of their celebrities or sports stars to each other, and that's really it. Our app is really a marketing tool so that we can put brand emojis on a fan's keyboard and create viral digital marketing campaigns.

For example, if you are major soft drink company and you are interested in a campaign with a certain celebrity, we can put a branded emoji on that celebrity's keyboard. Then we can turn that emoji into a digital coupon for a discount. Eventually, users will be able to click on the emoji and it'll actually take them to the soft drink company's landing page. We can create virtual, highly targeted branding campaigns for major brands.

We also create emojis that aren't like the ones you see on a normal emoji app. We create really fun, great looking emojis that become intellectual property. That means, for example, if we were to do a celebrity emoji set, we can create emojis of them that we can sell on products -- such as t-shirts, baseball caps or beach towels. We can design and manufacture complete merchandising lines that are based on the emoji set we're creating for these celebrities.

WF: What do Hiero 2's celebrity-based apps look like to users?

MOELLER: We create specific apps for fans of each celebrity. We have, over the last year, developed a proprietary technology for our apps. That makes it extremely easy to add, delete, and change emojis. For example, let's say a soccer player just scored the winning goal in an important match. Within five seconds, we could have an emoji up on everybody's keyboard with him holding a trophy and cheering.

The great news is that we will know the demographic information of users who download the app and that gives us the ability to create highly targeted campaigns that includes geotagging. The apps are the perfect tool for data mining and building a highly valuable database of users. Let's say a celebrity has a concert and the tickets haven't sold out yet. They can geo-tag the fans within a one-mile or five-mile radius of the concert and send them a personal push notification saying, "Hey, there are a couple of tickets left, click here to get your discounted last minute tickets."

We also have the ability to do custom emojis for these celebrities for holidays. Let's say it's Christmas -- we can create an emoji of each celebrity with a Santa hat and we can send that with a push notification to all their fans saying, "Merry Christmas, hope you are going to spend a wonderful time with your loved ones." Then that emoji will be added to the keyboard. We can do that for New Years, the Fourth of July, Halloween, and any other occasion. It can be a fun way for these celebrities to be constantly engaged with their fan base.

WF: How does Hiero 2 make money? ^

MOELLER: What we are doing has a customer acquisition cost of almost zero. We start by using the celebrity's social media platforms. The celebrity aggressively posts on their social media outlets, "If you are a fan of mine, I want to stay in touch with you. Download my free emoji app and enter to win a chance to meet me or be in my next music video."

Our first profit center is a freemium model, where users sign up for free, then have the chance to buy special VIP packs for a low cost. They get a fan VIP membership which gives them access to member perks. For example, there could be drawings each year where a couple of fans get invited to meet and greet their favorite celebrity, kick a soccer ball or appear in a music video.

Our second profit center is selling merchandise. We are going to create emoji-centric merchandise for these celebrities -- like t-shirts, hats, coffee cups, phone cases and key-chains. There would be an online store where fans can buy merchandise and we can send them push notifications with a direct link to this online store.

Then there's the third-party branding. That is where we can reach out to large brands and connect them to their target audience. For a soccer player like Renato Sanches, a perfect brand would be a sporting goods company, where we can create a Renato Sanches emoji holding their product and place that on his fans' keyboard. We can give the sporting good brand the option of sending out a coupon emoji that app users can use when they purchase their products. We can do push notifications and send users to brands' websites. There is a whole array of marketing and advertising opportunities that we can offer brands.

WF: Where did this idea come from? ^

MOELLER: I used to travel to Asia a lot. There, kids were using emojis more than written words. I would get all of these texts with emojis, and at that time, I really hadn't used them. The name of our company, Hiero 2, stands for Hieroglyphics version 2, because emojis are really the new Hieroglyphics for today's kids.

I started thinking about how trends like this travel -- everything seems to start in South Korea and Japan, moves to the west coast of America, to the east coast of America, then to Europe. I thought, "I want to be in the business where we create digital images that we can sell."

When I came back from Asia, I had a meeting with NASCAR, and we created the NASCAR Emoji Garage keyboard. We saw how incredibly engaged people were with something emoji-based. We had over 80,000 fans on the NASCAR Emoji Garage Facebook site, and one of most recent posts reached 112,000 people. Engagement on Emoji Garage posts was much higher than engagement on NASCAR's own Facebook posts. The fans were so engaged and so excited. They would tell us, "We love the emojis and this is the next emoji that we want to see."

We are going to create something for them where once a year we tell fans, "Send us your photos, tell us why you want to be the super fan, and we will pick three of you and create your own personal emojis that will live in the app for the next month." The NASCAR app has shown us how engaged fans are with this and how much they love these emojis. That's when we really decided to start a company that will build emoji keyboard apps for sport stars, celebrities and cities.

WF: What are your projected profits per user? ^

MOELLER: Once the app reaches critical mass we expect to return $4 to $6 in net profits per user. We split that 50/50 with the celebrity client. Over several years, we think each user we sign up will generate $20 to $30 in revenue and we hope to sign up millions of users.

WF: How do you plan to get celebrities on board with Hiero 2?

MOELLER: A lot of celebrities are thinking about these apps, but the apps they are thinking about are the Steph Curry app or the Ariana Grande app. Those are fun, but what we are doing is building a complete digital marketing platform for them. I've been living in L.A. for 20 years and we have a lot of friends that are in the entertainment and sports field here. We know the heads of many of the studios. So we have relatively easy access to these celebrities.

We just signed a deal with Renato Sanches, a soccer player in England, and we're developing his app. Once that is finished, which should be in the next 60 days or so, we will use it to demonstrate the product to other celebrities that we are talking to.

I cannot mention any names, but we have talked to some famous clients, many are among the biggest ones in the world. The only reason we haven't approached them yet is because our business model is structured in such a way that we don't pay any up-front fees for rights to the celebrity's image, we simply split profits 50/50. We provide the platform, the art assets, and the management. The celebrity provides his or her brand and their social media followers and support. We talked with some superstars, but they have asked for a big up-front commitment, and that is just not our business model. We do believe that once we have several apps out there we will be able to get them on board!

WF: How do you plan to get advertisers and merchandisers on board with Hiero 2?

MOELLER: We're talking to a firm in Southern California that specializes in digital marketing campaigns for companies. Hopefully they will become our advertising partner. They already work for Nickelodeon and a lot of the bigger companies. They can go to their existing clients and explain we have apps of celebrities, movie stars, musicians, sports stars, and whatever market you are interested in. We can arrange to a launch a campaign that is risk-free for you. We will charge you no up-front money and will only charge you each time a coupon is redeemed or somebody clicks through your site and purchases the products. There is zero risk for the advertisers and we will earn a fee every time something is purchased.

As an example, we just signed a contract with soccer player Renato Sanches, and in a year, we'll have 500,000 of his fans on the app. We can then go to any sponsor, whether it is a soft drink company or a sports company, and say "Do you want to sponsor the app? It is going to cost you X cents per user per month, and for that fee, we will put a certain number of your corporate emojis in the app." For Nike, it might be a swoosh emoji that is colored with the Swansea City colors. It might be an emoji of the soccer player holding a Nike soccer ball. We would place those prominently so when the fans open up their keyboard in the morning they will see that swoosh logo in front of them.

Then Nike could consider other campaigns. Do they want to give a coupon emoji to Renato's fans? The fans can use this emoji to get 20 percent discount off of their next Nike purchase. Then Nike can say "By the way, if you like your coupon emoji, feel free to text that to all of your friends." So these campaigns can go highly viral if half a million fans suddenly text the emoji to five of their friends and then they do the same, then their friends do the same.

Instead of having to spend $100,000 on ads or placing coupons in a Sunday magazine, we can do these campaigns for free and say, "We want X cents every time the coupon is redeemed." So there is a zero risk for these companies to do a targeted viral campaign for their products.

WF: How much does it cost to create an app for a new celebrity?

MOELLER: We are sitting here with a company that is pretty much debt-free and we own our technology. Our main costs right now to produce the app are really the costs of designing the emojis. We're producing 100 to 200 emojis for each app and we can use the underlying technology over and over. We have already covered the cost of building the initial platform, so to come out with an app right now is not all that expensive. Building the platform was expensive but that is done now.

We believe that we will sign up dozens of celebrities in the next couple of years.

WF: What work is required to create a new app? ^

MOELLER: Creating a new app takes about 90 days mostly because of the art. Normally when we send celebrities emojis of themselves, they will come back and say, "My hair doesn't look that great, my eyes are bluer, my eyes are larger." With NASCAR, we assumed that these were drivers who drive around a track at a 100 miles an hour and they wouldn't really care what they looked like. It turns out they really do care.

So it takes about 90 days to get the art assets right, because every emoji goes back and forth three or four times with every celebrity until the celebrity feels that it is the perfect way that he or she wants to be portrayed in apps and on merchandise.

WF: How many users do you need to make an app worthwhile? ^

MOELLER: We would only produce an app for someone if we felt confident that we could get at least 100,000 users. If we get 100,000 users and we have revenues of $3 net on each user, we would make $300,000 on that app per year. We're talking to some celebrities right now that have 10 million to 50 million Instagram followers. Hopefully, we can do apps that have as many as 1 million downloads and that generate $3 million per year.

I have taken two companies public in the past, and this is the only business I have ever looked at that one can scale so dramatically and with so little effort. We own the underlying platform. We are always going to update the platform and come up with other ideas, but we outsource the bulk of the work to artists who create the emojis. So this business is not capital intensive at all.

WF: What is your background? ^

MOELLER: I was a co-founder of the Baby Genius brand. We sold millions of Baby Genius DVDs and CDs and kept inventory in a giant warehouse. Shipping hard products was a very big business, but it was very complicated and very costly. The idea of creating digital assets, really great emoji's, that might cost you 50 dollars and you can sell a million times for $.10 or $.99, and you own the technology so you can license it -- I thought, that was the business I wanted to be in.

WF: Who's on your team? ^

MOELLER: Hiero 2 is going to take up most of my time. We have the chance to build this into a robust company that hopefully will produce massive cash flow for the investors. We will keep fixed overhead costs to a minimum. Our team is fantastic. Our CFO and I have worked together on many deals and she is quite simply brilliant. Our COO and his tech team are just unbelievable.

Hayden, who runs the operations, works 70+ hours a week and has put all of this together. With all the contacts that we have in Hollywood, Europe, and in the soccer business, I think we are going to be able to grow this really fast.

All of our designers are people that we hire on an as-needed basis. They all have different styles, so depending on what design the celebrity likes, we will pick from those artists. That is all outsourced so we keep fixed overhead to a minimum.

Also, we have a team member in Florida who does celebrity outreach for us. That is how we got the Renato Sanches app. There is a whole list of people we are talking to right now.

WF: What did you learn from creating NASCAR Emoji Garage? ^

MOELLER: NASCAR was really complex to deal with because there are 40 drivers, 20 teams, and about 16 tracks. Everything needs to be approved by all involved. You have some drivers, like Dale Earnhardt Jr., who has a huge fan base. Then you have drivers who have a smaller fan base. You have some teams that have a digital division so it is really easy to talk with them and get positive momentum. Then there are some less digitally advanced teams and it's difficult to get responses. We found that it was very problematic to build an app for an entire sport.

We did more than 1,000 emojis for NASCAR in total. The other thing we found is that every team and driver changes sponsors frequently. Sometimes they change sponsors just for individual races. So we would have a NASCAR car on an app, and suddenly we would get a call saying, "Two of the sponsors are no longer there." That was really complicated.

In our first year or two with Hiero 2, we will try to focus on individual celebrities where we only have one person to deal with.

WF: How do you turn users into paying customers?

MOELLER: After a user has had the app for a month or so, we will send them a notification saying, "We hope you like the app. Are you interested in upgrading to the VIP version? For $.99 you get tons of new emojis, you get a digital fan card and you get entered into a drawing once a year, where several of you may get to meet and greet your celebrity, kick soccer balls with them, or be an extra in one of their music videos. You will also get into a drawing where we do fan emoji's that can reside on the keyboard to become an instant celebrity."

We'll offer all sorts of fun promotions to try and convert them to the VIP app. It's only $.99 to $1.99, so it isn't a lot of money. Then we create really fun, exclusive fan merchandise. There will be a website for each of these celebrities. We will send push notifications to the app users. "Do you need a good birthday or Christmas gift? Check out the new emoji-centric merchandise of your favorite athlete or favorite musician." We can also offer discount coupons for emoji-centric merchandise.

WF: Who are your competitors?

MOELLER: Like anything, it will be possible for other people to do something similar to this. It doesn't matter to us. There are thousands of celebrities, movie stars, sports stars and brands all over the world. There is no way we could have the bandwidth to sign everyone. I do think we have the bandwidth to do at least 100 of these apps. If we do 100, then we will be a massively profitable company. So are other people going to come into this and decide that this was a great idea they would like to copy? I am sure there will be.

WF: How do you anticipate growing the business in the future?

MOELLER: We can also use the same platform to build apps for cities. For example, we are looking at building a Los Angeles app that will have emoji's of many of the Los Angeles landmarks, including famous celebrities, houses, beaches and the Beverly Hills sign. We already have an agreement with the Hollywood Chamber of Commerce to use the Hollywood sign as the app icon on everyone's phone, which is huge. Then residents or tourists can download and send fun Los Angeles-centric emojis to all of their friends. Of course, there's also the marketing. If a tourist arrives here in L.A. and downloads our app, we can send them push notifications with anything from tours, Hollywood, and museums. We plan to launch the L.A. app next year. We want to do London and New York next.

As for our long-term plans, we may take the company public or we may sell to somebody who wants all of our data. The data mining behind this is phenomenal. We are going to know exactly where people live, how old they are, and whose app they have downloaded. We'll end up being able to say, "This guy loves software but he also loves Katy Perry." It would definitely be an interesting company for somebody like Facebook or Snapchat to look at. But right now, we are going to focus on the next two years, building this as furiously and quickly as we can.

WF: What will you do with the money you raise from Wefunder investors?

MOELLER: We need to raise funds for some corporate general overhead. That's mainly for a lot of art assets, traveling, and meeting with these celebrities to sell them on the deal, especially for the first 10 apps that we are going to bring out. We are going to get active in promoting our apps. We will do press releases and events. We might do some targeted advertising to make sure the first apps that we bring out are highly successful.

WF: What concerns do you have about the future of the business?

MOELLER: I'm not really worried about anything right now. Two or three years ago, when I first started this business, there were a lot of unknowns. Now, some of those problems have been solved. For example, users can download our keyboards onto the iPhone keyboard so they can use them without having to open the app. That was a huge barrier in the beginning, as people didn't want to go into an app then go to the emojis and download them. Now, they can work straight from their iPhone keyboard.

We have a great tech team on board, as good as it gets. Really, the only non-constant are the designers. We work with tons of artists all over the world, so if one of them is suddenly no longer available, we have flexibility. I don't think there is that much to worry about right now. Young people are literally glued to their smartphone. Their entire life is on these phones. It has replaced the laptop and we will be right there on their keyboard.

WF: What's your exit strategy?

MOELLER: We will need to see if it makes sense to just operate the business as a great cash-flow enterprise or possibly take it public. Another alternative would be to sell it a somebody interested in the data collection and acquiring our customer base. As you know, the Bitmoji App was sold to Snapchat for $100m.

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RISKS

1 *We may have difficulty in judging consumer taste preferences, which could result in reduced sales, excess content and lower margins. Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner.*

2 *The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.*

3 *We compete for the discretionary income of consumers and are susceptible to changes in the overall economy of the United States and other markets where our products are sold.*

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Hayden M.

Chief Operations Officer at Hiero 2, Inc

Hiero 2, Inc • Beverly Hills High School

Greater Los Angeles Area • 128

Send InMail

Experienced Chief Operating Officer with a demonstrated history of working in the internet and entertainment industry. Skilled in Project Management, Design, Social Media Advertising, and Operations. Strong business development professional graduated from Beverly Hills High School.

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Experience

Chief Operating Officer
Hiero 2, Inc
Jul 2017 – Present • 6 mos
Greater Los Angeles Area

Hiero 2, Inc creates branded emoji keyboard suites for Athletes, Brands, and Celebrities using a proprietary Content Management System. My position as Chief Operations Officer is to make sure construction of these suites runs smoothly and the apps launch without a hitch.

Media (2)

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HIERO 2, INC
THE NEXT GENERATION OF EMOJI APPS

Hiero 2 Partner Opportunity Presentation WF E.pdf

Operations Director
Stikoji Inc.
Apr 2016 – May 2017 • 1 yr 2 mos
Greater Los Angeles Area

Operations Coordinator at a start up that creates premium, high tech emojis. I handle the coordination and communication between the various parts of the company, making sure the artists have the appropriate work and workload, making sure the tech teams and sales teams are in sync, as well as hire outside contractors when we need other work done.

Along with this, other work consists of photo editing and being able to read data accurately.

Onsite Operations Manager
White Cross Arts, LLC
Jan 2016 – Apr 2016 • 4 mos

I travel around the world to different countries and work with artists to promote and expand their works, as well as manage all other activities on the foreign side. If its here, I make sure it works. Even when I have little to no internet.

Owner
Pollo Diablo Hot Sauce
May 2015 – Dec 2015 • 8 mos
Greater Los Angeles Area

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Licensing and Merchandising Coordinator
Genius Brands International Inc (GNUS)
Nov 2013 – May 2015 • 1 yr 7 mos
Beverly Hills

Initially starting out an an intern, I manage all of the licensing and merchandising coordination for Genius Brands International.

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Education

Beverly Hills High School
2007 – 2011

Volunteer Experience

Mentor
The Young Storytellers Foundation
Jan 2014 – Mar 2014 • 3 mos
Children

I mentored a someone over the course of 10 weeks to help write a short screenplay that was preformed live.

Featured Skills & Endorsements

Management · 8	Zack Demirtshyan and 7 connections have given endorsements for this skill
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Received (0) Given (2)

Camren Crose
Operations Assistant at White Cross Arts, LLC
February 18, 2015, Hayden worked with Camren but at different companies

An absolute perfectionist, Camren Crose is someone who will accomplish any task with 100% accuracy. No one is as focused as Camren when it comes to finishing a task she is assigned, and doing so accurately.

Along her articulate writing style, and her amazing research skills, she has also proved to be an excellent supervisor, making sure her team always works at the greatest efficiency possible. I cannot recommend Camren highly enough.

Shelly Hof
Independent Contractor Seeking New Position
February 18, 2015, Hayden reported directly to Shelly

Shelly is one of the hardest working and most creative individuals I know. Skilled in socializing and thinking outside the box, there is no problem that Shelly cannot solve. But don't ask me, her charm will win you over in an instant.

She is also the greatest mother in the world.

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Jeanene Morgan

Independent Business Owner at Morgan Consulting, Inc.

Morgan Consulting, Inc. • University of Dallas

Irvine, California • 75

Connect

Experienced Independent Business Owner with a demonstrated history of working in the finance and general business support industry. Skilled in Cash Flow, Executive Reporting, Management, Mergers & Acquisitions, and Financial Accounting. Strong entrepreneurship professional with a MBA focused in International Management from University of Dallas.

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Experience

Independent Business Owner
Morgan Consulting, Inc.
Mar 2014 – Present • 3 yrs 10 mos

Morgan Consulting, Inc. provides outsourced CFO, Controller and management consulting services to small and mid-sized businesses. We understand the importance of qualified expertise to oversee the operational accounting and reporting that allows you to spend your time managing and expanding your business. Our experience in outsourced financial and management services in a variety of industries and companies gives us the ability to quickly understand your business, solve problems, and provide practical strategic solutions. We provide timely information to understand your business situation and make strategic financial decisions. We strive to help you protect and enhance the financial stability of your company. We have the knowledge and the expertise to assist all types of businesses with their financial and organizational issues.

Chief Financial Officer
Genius Brands International, Inc.
Jan 2009 – Mar 2014 • 5 yrs 3 mos
Greater San Diego Area

Provided accounting and management consulting services as Controller prior to joining Company as Chief Accounting and Operations Officer in 2010. Appointment to Chief Financial Officer in 2011. Coordinate all financial services and operations, including creation and filing of financial data, audits and reviews, internal control procedure creation and review, contract review and approvals, legal and regulatory compliance, investor relations, federal and state registration requirements and multi-state tax compliance. Manage warehouse and fulfillment services, vendor selection and human resources.

Owner
Morgan Consulting
2000 – 2009 • 9 yrs

Education

University of Dallas
MBA, International Management
1999 – 2000

Hawaii Pacific University
BSBA, Accounting
1992 – 1993

Featured Skills & Endorsements

Financial Reporting · 7 — Endorsed by **Jayme McWidener (McDonald), CPA, who is highly skilled at this**

Accounting · 7 — **Genni Currans and 6 connections** have given endorsements for this skill

Financial Analysis · 6 — **Genni Currans and 5 connections** have given endorsements for this skill

See 32 more skills

Recommendations

Received (7) Given (1)

klaus moeller
Founder at Hiero 2, Inc.
August 18, 2015, klaus was senior to Jeanene but didn't manage directly

Jeanene Morgan worked as CFO for both Genius Brands International and Capital Art, two publicly quoted companies. I have never in my 30 years of running companies worked with anyone more diligent and professional. Jeanene did not only handle all accounting issues but also all SEC reporting and general legal work for both companies. Now that she has set up her own consulting company she continue to work for both myself and for my business partner. It is hard to recommend anyone more than Jeanene. I am more than happy to personally answer any questions.

Todd Bulloch
CPA, Controller
August 22, 2014, Todd worked with Jeanene but at different companies

I worked directly with Jeanene over a few year span, with multiple projects per year. I had a front row seat while watching Jeanene successfully organize financial records for a promising company that was in a difficult situation at the time. She is very competent, and on top of that, she always found a way to wear a smile. Even in the most dire of situations. I always looked forward to working with Jeanene, which was a big deal to me, as I was in a challenging position early in my professional career. Finally, I noticed that Jeanene is willing and able to take on any complex challenge and it will end up as a success.

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Interests

The University of Dallas
24,151 followers

Hawaii Pacific University
32,195 followers

The University of Dallas
31,207 followers

Pacific Entertainment
38 followers

Hawaii Pacific University
29,924 followers



klaus moeller

Founder at Hiero 2, Inc.

Hiero 2, Inc. • Bedales School, Hampshire, England

Marina Del Rey, California • 321

Send InMail

Founder at Hiero 2, Inc. Founder at Boardwalk Hospitality, inc. Founder at Capital Art Inc. Co-Founder at Comikaze Entertainment Specialties: Marketing/Sales

Experience

Founder
Hiero 2, Inc.
Jul 2017 – Present • 6 mos
Greater Los Angeles Area

Hiero 2, Inc creates the next generation of branded emoji keyboard suites for Athletes, Brands, and Celebrities using a proprietary Content Management System.

Media (1)


HIERO 2, INC
THE NEXT GENERATION OF
EMOJI APPS

Hiero 2 Corporate deck.pdf

Founder
Boardwalk Hospitality, Inc.
2017 – Present • less than a year
Los Angeles, CA

Media (1)



BEN & JERRY's MURAL.jpeg

Founder
Capital Art, Inc.
Jan 2007 – 2014 • 7 yrs
Las Vegas, Nevada

Capital Art, Inc. is the owner of several iconic archives with over 10million original Pop Culture negatives.

Media (1)

CAPITAL ART

CAPA Photo Archives 2017.pdf

Education

Bedales School, Hampshire, England

Featured Skills & Endorsements

Entertainment · 26	Endorsed by Scott D. Marcus, who is highly skilled at this
Entrepreneurship · 23	Endorsed by Rick Kraniak, who is highly skilled at this
Social Media Mar... · 15	Sergey Knazev and 14 connections have given endorsements for this skill

See 13 more skills

Recommendations

Received (0) Given (3)

Jeanene Morgan
Independent Business Owner at Morgan Consulting, Inc.
August 18, 2015, klaus was senior to Jeanene but didn't manage directly

Jeanene Morgan worked as CFO for both Genius Brands International and Capital Art, two publicly quoted companies. I have never in my 30 years of running companies worked with anyone more diligent and professional. Jeanene did not only handle all accounting issues but also all SEC reporting and general legal work for both companies. Now that she has set up her own consulting company she continue to work for both myself and for my business partner. It is hard to recommend anyone more than Jeanene. I am more than happy to personally answer any questions.

Jeanene Morgan
Independent Business Owner at Morgan Consulting, Inc.
May 7, 2014, klaus managed Jeanene directly

I've worked with Ms. Jeanene Morgan for over five years and she has provided excellent services to our company in her capacity as CFO.

Jeanene goes above and beyond to ensure that all of our government filings have in all cases been filed complete, accurate and on time.

Her accounting and management services have always provided excellent value for the company and given me peace of mind. Jeanene was also highly complimented by our outside auditors, H.J.& Associates for her professional work ethic.

Klaus Moeller
Founder
Genius Brands International, Inc. (GNUSD)

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Accomplishments

3 **Languages**
English • German • Portuguese

Interests

Angel Investors
87,526 members